Exhibit 10.1

SHARE SUBSCRIPTION AGREEMENT

IN RELATION TO 1,200 ORDINARY SHARES

OF

DORADO OCEAN RESOURCES LIMITED

THIS AGREEMENT is made and entered into this 1st day of April 2010, by and between Dorado Ocean Resources, Limited, a limited liability company incorporated in Hong Kong (“Company”) and Odyssey Marine Exploration, Inc., a company incorporated in the State of Nevada, USA (“Subscriber”);

WHEREAS, Dorado Ocean Resources, Ltd., the Company, has authorized the allotment and issuance of 1,200 of its $US1.00 par value ordinary shares (the “Shares”) out of the authorized share capital of the Company;

WHEREAS, the Subscriber desires to subscribe to the Shares and the Company desires to allot and issue the Shares to the Subscriber, upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the issuance and subscription of the Shares aforementioned, it is hereby agreed as follows:

1. SUBSCRIPTION AND ISSUANCE: Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Company shall allot and issue to the Subscriber a share certificate representing the issuance of the Shares, and the Subscriber shall subscribe from the Company the Shares in consideration of the Subscription Price set forth in Exhibit “A” of this Agreement. Upon Closing (as defined below), (i) certificate(s) representing the Shares shall be duly authorized and validly issued by the Company subject to a restriction limiting the further sale of such Shares in accordance with the terms and conditions of this Agreement and the Articles of Association of the Company; and (ii) the Company shall update its register of members and make necessary statutory filing accordingly. Correspondingly, the Subscriber shall execute such other documents as are reasonably required by the Company to consummate and give effect to the subscription and issuance, including but not limited to the signing of a prescribed form of subscription letter. The closing of the transactions contemplated by this Agreement (“Closing”), shall be held in Hong Kong at the office of the solicitors firm of Dorsey & Whitney, the solicitors representing the Company, on March 31, 2010, at 10:30am local time, or such other place, date and time as the parties hereto may otherwise agree.

2. AMOUNT AND PAYMENT OF THE SUBSCRIPTION PRICE. The total consideration for the issuance of the Shares and method of payment thereof are fully set out in Exhibit “A” attached hereto and made a part hereof.

3. COMPANY’S LIEN ON THE SHARES. Until the full agreed consideration price of the subscription of the Shares are fully paid by the Subscriber to the Company in the manner setout in Exhibit “A”, the Subscriber agrees and acknowledges that (i) the Company shall have a first and paramount lien on the Shares for all (or parts thereof) moneys unpaid and (ii) the Company’s lien over the Shares shall extend to all dividends payable thereon pursuant to the Articles of Association of the Company. The Subscriber shall execute such other documents as the Company may require in respect of the lien.

4. SHARES UNDER ESCROW. In addition to the abovementioned lien, the certificate(s) representing the Shares issued under this agreement will be held in escrow by the Company until the Amount Due (as defined in Exhibit “A”) is paid in full to the Company’s satisfaction. At such time as the Amount Due is reduced to zero, the said certificate(s) will be delivered to the Subscriber.

5. RELEASE OF LIEN. At any such time that the Amount Due under this agreement has been reduced by 25% of the Purchase Price, the Company’s Lien on Shares (referenced in 3 above) shall be released on the number of shares fully paid for by the aggregate amount that the Amount Due has been reduced. The Subscriber shall be entitled to share in dividends or distributions otherwise available to shareholders of the Company for such the number of shares that have been released from lien.

6. VOTING RIGHTS. Subject to the abovementioned lien, the right to vote under the Shares, whether or not the shares are under lien or held in escrow by the Company, on any matter of business under which ordinary shareholders of the Company have a right to vote, will be vested with the Subscriber.

7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Company hereby warrants and represents:

(a) Organization and Standing. Corporation is a limited liability company duly incorporated, validly existing and in good standing under the laws of Hong Kong and has the corporate power and authority to carry on its business as it is now being conducted and contemplated.

(b) Restrictions on Shares.

i. The Company is not a party to any agreement, written or oral, creating rights in respect to the Corporation’s Shares in any third person or relating to the voting of the Corporation’s Shares.

ii. The Shares shall be free and clear of all security interests, liens, encumbrances, equities and other charges except those mentioned in Clauses 3 and 4 above.

8. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SUBSCRIBER. Company and Subscriber hereby represent and warrant that there has been no act or omission by the Company or the Subscriber which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder’s fee, or other like payment in connection with the transactions contemplated herein.

9. GENERAL PROVISIONS

(a) Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b) Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c) Governing Law. This agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of Hong Kong. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Hillsborough County, State of Florida. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

(d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

Signed, sealed and delivered in the presence of:

By:	/s/ Mark A. Cohn	Dorado Ocean Resources, Ltd.

By:	/s/ Michael J. Holmes	Odyssey Marine Exploration, Inc.

EXHIBIT “A”

AMOUNT AND PAYMENT OF SUBSCRIPTION PRICE

(a) Consideration. As total price and consideration for the subscription of the Shares by the Subscriber pursuant to this Agreement, the Subscriber shall pay to the Company the sum of Two Million U.S. Dollars (US$2,000,000.00), such total consideration to be referred to in this Agreement as the “Subscription Price”.

(b) Payment. The Subscription Price shall be paid as follows:

i. The sum of One Thousand Two Hundred US Dollars (US$1,200.00), as partial payment, to be paid to the Company by the Subscriber upon the execution of this Agreement.

ii. The sum of One Million Nine Hundred Ninety Eight Thousand Eight Hundred US Dollars (US$1,998,800.00) to be paid to Company from time to time (i) under the terms of the Marine Services Agreement between the parties dated, April 1, 2010, or (ii) by payment in cash in full or in part at any time at the election of Subscriber.

(c) Amount Due. The Amount Due at any time under this Agreement is the Purchase Price less payments made in cash and less the monetary value of services rendered to the Company applied against the Amount Due in accordance with the Marine Services Agreement dated April 1, 2010 between the parties.